AXA EQUITABLE LIFE INSURANCE COMPANY

                                   ENDORSEMENT
                        APPLICABLE TO THE TERMINATION OF
                  AN OPTIONAL GUARANTEED INCOME BENEFIT AND/OR
                          THE TERMINATION OR CHANGE OF
              AN OPTIONAL GUARANTEED MINIMUM DEATH BENEFIT RIDER(S)

This Endorsement is part of your Contract, and its provisions apply in lieu of any Contract provisions to the contrary. In this Endorsement, "we", "our" and "us" mean AXA Equitable Life Insurance Company and "you" and "your" mean the Owner.

As described in your Guaranteed Income Benefit ("GIB") and/or Guaranteed Minimum Death Benefit ("GMDB") Rider(s), you may elect to terminate or change such Rider(s) after issue of this Contract. The following tables illustrate the options available to you upon such termination or change, as applicable. The terms and conditions for termination or change vary based on whether or not you have allocated amounts to the Protection Account Investment Options prior to terminating your Rider(s). For purposes of this Endorsement we refer to (i) the termination of a Rider before amounts are allocated to the Protection Investment Options as a "Pre-Funding Termination" and (ii) the termination or change of a Rider after amounts are allocated to the Protection Investment Options as a "Post-Funding Termination."

PRE-FUNDING TERMINATION OF THE GIB/GMDB
---------------------------------------

Prior to allocating amounts to the Protection Account Investment Options, you may terminate your GIB or GMDB, or change your GMDB. Your GMDB cannot be terminated or changed without first terminating your GIB. A pre-funding termination of ALL elected optional riders will default your Contract to the Return of Principal GMDB. The table on page 2 of this Endorsement shows the effect of a pre-funding termination or change on your Contract.

POST-FUNDING TERMINATION OF THE GIB/GMDB
----------------------------------------

If you allocate amounts to the Protection Account Investment Options at issue and you have completed at least [four Contract Years], you may terminate your GIB and GMDB or terminate your GIB and retain your GMDB. If you allocated amounts to your Protection Account Investment Options after issue, you may not terminate or change Riders until the later of your Contract Date Anniversary following such allocation or [four years] from your Contract Date. The table on page 3 shows the effect of a post-funding termination or change on your Contract.

AXA EQUITABLE LIFE INSURANCE COMPANY
[HOME OFFICE ADDRESS:  1290 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10104]
[                                             [
/s/ Christopher M. Condron                    /s/ Karen Field Hazin

Christopher M. Condron                        Karen Field Hazin, Vice President,
Chairman and Chief Executive Officer ]        Secretary and Associate General
                                              Counsel ]



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

KEY:  For purposes of the tables below, the following abbreviations apply:
         1. "GIB" = Guaranteed Income Benefit
         2. "GMDB" = Guaranteed Minimum Death Benefit
         3. "ROP" = Return of Principal
         4. "HAV" = Highest Anniversary Value


                EFFECT OF PRE-FUNDING TERMINATION OF THE GIB/GMDB

----------------------------------------------------------------------------------------------------------------------------
         IF YOUR CONTRACT HAS:      AND YOU TERMINATE                THEN                     AND SUBSEQUENTLY
                                    ON A PRE-FUNDING
                                          BASIS
----------------------------------------------------------------------------------------------------------------------------
 1.  o GIB AND                    GIB                     o ROP GMDB remains             o You may terminate the
     o ROP GMDB                                             effective on your Contract     ROP GMDB post-funding at a
                                                            OR                             later date.
                                                          o ROP GMDB can be              o If ROP GMDB was
                                                            changed for the HAV GMDB.      changed for the HAV GMDB,
                                                                                           the HAV GMDB can be
                                                                                           terminated either pre- or
                                                                                           post-funding at a later date.
----------------------------------------------------------------------------------------------------------------------------
 2a. o GIB AND                    GIB                     o HAV GMDB remains effective   o You may terminate the HAV GMDB
     o HAV GMDB                                             effective on your Contract     pre or post-funding at a later
                                                            OR                             date.
                                                          o The HAV GMDB can be          o If the HAV GMDB was changed for
                                                            changed for the ROP GMDB.      the ROP GMDB, the ROP GMDB can
                                                                                           only be terminated post-funding.
----------------------------------------------------------------------------------------------------------------------------
 2b. o GIB AND                    Both benefits           o The ROP GMDB becomes         o The ROP GMDB can only be
     o HAV GMDB                                             effective on your Contract.    terminated post-funding.
----------------------------------------------------------------------------------------------------------------------------
 3a. o GIB AND                    GIB                     o The ROP GMDB becomes         o You may terminate the ROP GMDB
     o "Greater of"                                         effective on your Contract.    post-funding at a later date.
          GMDB                                              UNLESS...
                                                          o ...You elect the HAV GMDB.   o If the HAV GMDB is elected, it
                                                                                           can be terminated either pre or
                                                                                           post-funding at a later date.
----------------------------------------------------------------------------------------------------------------------------
 3b. o GIB AND                    Both benefits           o The ROP GMDB becomes         o You may terminate the RO GMDB
     o "Greater of"                                         effective on your Contract.    post-funding at a later date.
          GMDB                                              UNLESS...
                                                          o ...You elect the HAV GMDB    o If the HAV GMDB is elected, it
                                                                                           can be terminated either pre or
                                                                                           post-funding at a later date.
----------------------------------------------------------------------------------------------------------------------------
 4.  o ROP GMDB                   N/A                     o The ROP GMDB can only be       N/A
                                                            terminated post-funding.
----------------------------------------------------------------------------------------------------------------------------
 5.  o HAV GMDB                   HAV GMDB                o The ROP GMDB becomes         o The ROP GMDB can only be
                                                            effective on your Contract.    only be terminated post-funding.
----------------------------------------------------------------------------------------------------------------------------

A pre-funding termination of the GIB without also terminating the GMDB will provide you with a "standalone" GMDB. If the GMDB is changed after terminating the GIB, a replacement GMDB rider will be mailed to you.




ICC10GBENDO1

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

                    POST-FUNDING TERMINATION OF THE GIB/GMDB

----------------------------------------------------------------------------------------------------------------------------
       IF YOUR CONTRACT HAS:       AND YOU TERMINATE                THEN                     AND SUBSEQUENTLY
                                   ON A POST-FUNDING
                                          BASIS
----------------------------------------------------------------------------------------------------------------------------
 1a. o GIB AND                    GIB                     o ROP GMDB remains             o You may terminate the
     o ROP GMDB                                             effective on your Contract     ROP GMDB post-funding at a
                                                                                           later date by making a
                                                                                           withdrawal/one time transfer.
----------------------------------------------------------------------------------------------------------------------------
 1b. o GIB AND                    Both benefits           o You may make a one time        N/A
     o ROP GMDB                                             transfer from the
                                                            Protection Account to the
                                                            Performance Account or
                                                            withdraw the Protection
                                                            Account Value.
---------------------------------------------------------------------------------------------------------------------------
 2a. o GIB AND                    GIB                     o HAV GMDB remains effective   o You may terminate the HAV GMDB
     o HAV GMDB                                             on your Contract.              at a later date by making a
                                                                                           withdrawal/one time transfer.
----------------------------------------------------------------------------------------------------------------------------
 2b. o GIB AND                    Both benefits           o You may make a one time        N/A
     o HAV GMDB                                             transfer from the Protection
                                                            Account to the Performance
                                                            Account or withdraw the
                                                            Protection Account Value.
----------------------------------------------------------------------------------------------------------------------------
 3a. o GIB AND                    GIB                     o The ROP GMDB becomes         o You may terminate the ROP GMDB
     o "Greater of" GMDB                                    effective on your Contract.    post-funding at a later date.
                                                          o The value of the GMDB will
                                                            be all contributions/
                                                            transfers to the Protection
                                                            Account Value adjusted for
                                                            withdrawals.
----------------------------------------------------------------------------------------------------------------------------
 3b. o GIB AND                    Both benefits           o You may make a one time        N/A
     o "Greater of" GMDB                                    transfer from the
                                                            Protection Account to the
                                                            Performance Account or
                                                            withdraw the Protection
                                                            Account Value.
----------------------------------------------------------------------------------------------------------------------------
 4.  o ROP GMDB                   ROP GMBD                o You may make a one time        N/A
                                                            transfer from the
                                                            Protection Account to the
                                                            Performance Account or
                                                            withdraw the Protection
                                                            Account Value.

----------------------------------------------------------------------------------------------------------------------------
 5.  o HAV GMDB                   HAV GMDB                o You may make a one time        N/A
                                                            transfer from the
                                                            Protection Account to the
                                                            Performance Account or
                                                            withdraw the Protection
                                                            Account Value.


----------------------------------------------------------------------------------------------------------------------------




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